EXHIBIT 99.1
Joint Filer Information

FORM 4

Name of designated filer:  Sageview Capital Master, L.P.

Other Joint Filers: Sageview Capital Partners (A), L.P., Sageview Capital Partners (B), L.P., Sageview Capital Partners (C) (Master), L.P., Sageview Capital GenPar, Ltd., Sageview Capital GenPar, L.P., Sageview Capital MGP, LLC, Edward A. Gilhuly and Scott M. Stuart.

Addresses: The address of each of the joint filers listed above is c/o Sageview Capital LP, 55 Railroad Avenue, Greenwich, CT 06830.

Date of Event Requiring Statement: December 23, 2016

Issuer Name and Ticker or Trading Symbol: Cinedigm Corp. (CIDM)

SAGEVIEW CAPITAL MASTER, L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL PARTNERS (A), L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL PARTNERS (B), L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL PARTNERS (C) (MASTER), L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL GENPAR, LTD.

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL GENPAR, L.P.

By:	Sageview Capital MGP, LLC, its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Co-President

SAGEVIEW CAPITAL MGP, LLC

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Co-President

EDWARD A. GILHULY

/s/ Edward A. Gilhuly

SCOTT M. STUART

/s/ Scott M. Stuart